UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 28, 2006, the underwriters (collectively, the “Underwriters”) named in that certain Underwriting Agreement dated as of November 16, 2006 between Orthovita, Inc. (the “Company”) and UBS Securities LLC, as representative of the Underwriters, exercised their over-allotment option with respect to the purchase of 1,119,128 shares of common stock, par value $0.01 per share, of the Company (the “common stock”), at a price of $3.25 per share. All of the shares of common stock are being offered by the Company pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-131668) previously filed with the Securities and Exchange Commission. Copies of the final prospectus supplement and accompanying base prospectus can be obtained from UBS Securities LLC, Prospectus Department, 299 Park Avenue, New York, New York 10171.

The Company’s press release announcing the Underwriters’ exercise of their over-allotment option is filed as Exhibit 99.1 to this Report and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated November 29, 2006, issued by Orthovita, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Joseph M. Paiva
Joseph M. Paiva
Chief Financial Officer

Dated: November 30, 2006